UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

TRONOX LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2013, Tronox Limited (together with its subsidiaries, the “Company”) entered into an Amended and Restated Credit and Guaranty Agreement (the “Amended and Restated Credit Agreement”) with Tronox Pigments (Netherlands) B.V., certain subsidiaries of Tronox Limited named therein as guarantors, Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, and Goldman Sachs Bank USA, UBS Securities LLC, Credit Suisse Securities (USA) LLC and RBC Capital Markets, as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents. Pursuant to the Amended and Restated Credit Agreement, the Company obtained a $1.5 billion senior secured term loan (the “New Term Loan”), which matures in March 2020. The proceeds of the New Term Loan will be used for general corporate purposes, including the prepayment of the Company’s existing term loan, and potential strategic alternatives.

The terms of the the Amended and Restated Credit Agreement are substantially similar to the Company’s prior Credit and Guaranty Agreement with Goldman Sachs Bank USA, dated February 8, 2012, except that the Amended and Restated Credit Agreement (i) permits, subject to certain conditions, incurrence of addional senior secured debt up to a leverage ratio of 2.0:1.0, (ii) increases the Company’s ability to incur debt in connection with permitted acquisitions and its ability to incur unsecured debt, (iii) allows for the payment of a $0.25 per share dividend each fiscal quarter and (v) eliminates the financial covenant regarding the Company’s quarterly leverage ratio. Otherwise, the terms of the Amended and Restated Credit Agreement provide for customary representations and warranties, affirmative and negative covenants and events of default. The terms of the covenants, subject to certain exceptions, restrict, among other things: (i) debt incurrence; (ii) lien incurrence; (iii) investments, dividends and distributions; (iv) dispositions of assets and subsidiary interests; (v) acquisitions; (vi) sale and leaseback transactions; and (vii) transactions with affiliates and shareholders.

The Amended and Restated Credit Agreement has been attached as an exhibit to this Current Report on Form 8-K. This summary description of the Amended and Restated Credit Agreement does not puport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which is incorporated herein by reference.

In connection with its entry into the Amended and Restated Credit Agreement on March 19, 2013, the Company also entered into the Second Amendment to Revolving Syndicated Facility Agreement (the “ABL Amendment”) with certain of Tronox Limited’s subsidiaries parties thereto as borrowers and guarantors, the several banks and other financial institutions parties theretoas lenders and UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent. The ABL Amendment includes amendments to the Company’s revolving syndicated facility agreement that conform to amendments made by the Amended and Restated Credit Agreement. The ABLAmendment also allows for the increased size of the New Term Loan over the Company’s old term loan.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

A copy of the press release of Tronox Limited announcing closing of the New Term Loan is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Credit and Guaranty Agreement, dated as of March 19, 2013, among Tronox Pigments (Netherlands) B.V., Tronox Limited, the guarantors listed therein, Goldman Sachs Bank USA, UBS Securities LLC, Credit Suisse Securities (USA) LLC and RBC Capital Markets.

99.1	Press Release of Tronox Limited, dated March 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2013

TRONOX LIMITED

By:	/s/ Michael J. Foster
Michael J. Foster
Senior Vice President—General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Credit and Guaranty Agreement, dated as of March 19, 2013, among Tronox Pigments (Netherlands) B.V., Tronox Limited, the guarantors listed therein, Goldman Sachs Bank USA, UBS Securities LLC, Credit Suisse Securities (USA) LLC and RBC Capital Markets.

99.1	Press Release of Tronox Limited, dated March 20, 2013

4